FIFTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


       THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 28, 2002, amends and supplements that certain Amended and Restated Credit Agreement dated as of April 30, 1999, as amended to date (the "Credit Agreement"), among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions from time to time party thereto (individually a "Lender" and collectively the "Lenders"), and U.S. BANK NATIONAL ASSOCIATION (formerly known as Firstar Bank, N.A., successor by merger to Firstar Bank Milwaukee, N.A.), as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

       The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

       In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

       1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this Fifth Amendment.

       2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

              (a) The definition of "Maturity Date" contained in section 1 is amended by deleting "June 28, 2002" contained therein and substituting "June 27, 2003" in its place.

              (b) The definition of "Revolving Loan Commitment" contained in section 1 is hereby amended to read as follows:

                     "Revolving Loan Commitment" means the obligation of each
              Lender to make Revolving Loans to the Company. The total Revolving Loan Commitment of the Lenders is initially $70,000,000 and is subject to reduction from time to time pursuant to section 2.6. The Revolving Loan Commitment of each Lender is such Lender's Percentage of the total Revolving Loan Commitment and the initial Revolving Loan Commitment of each Lender is set forth on Exhibit H attached hereto. Notwithstanding the foregoing, the total Revolving Loan Commitment of the Lenders shall be reduced by $10,000,000 on October 31, 2002 and shall be further reduced by $5,000,000 on February 28, 2003, provided that such reductions shall reduce only the Agent's Revolving Loan Commitment hereunder. The Revolving Loan Commitments of each Lender and their respective Percentages after the foregoing reductions are as set forth on Exhibit H attached hereto.

              (c) The Company and the Lenders acknowledge that, simultaneously with the execution of this Fifth Amendment U.S. Bank National Association shall reduce its Revolving Loan Commitment by $5 million to $45 million. The Company and the Lenders further acknowledge and agree that the new Percentages and Revolving Loan Commitments of each Lender are as set forth on Exhibit H attached to this Fifth Amendment and incorporated into the Credit Agreement.

              (d) Exhibit H attached hereto shall be deemed to be an exhibit to the Credit Agreement.

       3. Effectiveness of Fifth Amendment. This Fifth Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent and satisfaction of the following conditions:

              (a) Closing Certificate of the Company. The Agent shall have received copies for each of the Lenders, certified by the Secretary of the Company to be true and correct and in full force and effect, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Company delivered to the Lenders on April 30, 1999 have not been amended since that date and remain in full force and effect as of the date hereof; (ii) resolutions of the Board of Directors of the Company authorizing the issuance, execution and delivery of this Fifth Amendment; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such documents, together with true signatures of such officers.

              (b) Reaffirmation of Guaranty. The Agent shall have received a reaffirmation of guaranty duly executed by the Guarantor in form and substance satisfactory to the Agent pursuant to which the Guarantor reaffirms its obligations to the Lenders and the Agent..

              (c) Proceedings Satisfactory. All other proceedings contemplated by this Fifth Amendment shall be satisfactory to the Lenders and the Agent, and the Lenders and the Agent shall have received such other information relating hereto as the Lenders or the Agent may reasonably request.

       4. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

              (a) The execution and delivery of this Fifth Amendment and related documents, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

              (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this Fifth Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and 5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

       5. Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Fifth Amendment.

       6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

       7. Counterparts. This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart.

           [Intentionally Left Blank, Signatures Appear on Next Page]

                                       BANDO MCGLOCKLIN SMALL BUSINESS
                                       LENDING CORPORATION

                                       BY  /s/ Susan J. Hauke
                                           -------------------------------------
                                            Its Vice President Finance
                                                --------------------------------

                                       U.S. BANK NATIONAL ASSOCIATION
                                       (formely known as Firstar Bank, N.A.,
                                       successor by merger to Firstar Bank
                                       Milwaukee, N.A.), as the Agent and a
                                       Lender

                                       BY  /s/ Jon B. Beggs
                                           -------------------------------------
                                            Its  Vice President
                                                 -------------------------------


                                       LASALLE BANK NATIONAL
                                       ASSOCIATION (formerly known
                                       as LaSalle National Bank)


                                       BY   /s/Gavin Newman
                                            ------------------------------------
                                            Its  Commercial Bank Officer
                                                 -------------------------------


                                       M&I MARSHALL & ILSLEY BANK


                                       BY  /s/ Jim Tepp
                                           -------------------------------------
                                            Its   Vice President
                                                  ------------------------------

                                       BY  /s/ P. D. Koepke
                                           -------------------------------------
                                            Its   Senior Vice President
                                                  ------------------------------

                                    EXHIBIT H

                       Lenders' Revolving Loan Commitments

1.       Prior to October 31, 2002:

--------------------------------- ------------------------- ----------------
               Lender             Revolving Loan Commitment    Percentage
--------------------------------- ------------------------- ----------------
U.S. Bank National Association           $45,000,000          64.2857143%
--------------------------------- ------------------------- ----------------
LaSalle Bank National Association        $15,000,000          21.4285714%
--------------------------------- ------------------------- ----------------
M&I Marshall & Ilsley Bank               $10,000,000          14.2857143%
--------------------------------- ------------------------- ----------------

2.       On and After October 31, 2002 but Prior to February 28, 2003:

---------------------------------- --------------------------- -----------------
               Lender               Revolving Loan Commitment      Percentage
---------------------------------- --------------------------- -----------------
U.S. Bank National Association             $35,000,000            58.3333333%
---------------------------------- --------------------------- -----------------
LaSalle Bank National Association          $15,000,000            25.0000000%
---------------------------------- --------------------------- -----------------
M&I Marshall & Ilsley Bank                 $10,000,000            16.6666667%
---------------------------------- --------------------------- -----------------

3.       On and After February 28, 2003:

----------------------------------- --------------------------- ----------------
               Lender                Revolving Loan Commitment     Percentage
----------------------------------- --------------------------- ----------------
U.S. Bank National Association              $30,000,000           54.5454545%
----------------------------------- --------------------------- ----------------
LaSalle Bank National Association           $15,000,000           27.2727273%
----------------------------------- --------------------------- ----------------
M&I Marshall & Ilsley Bank                  $10,000,000           18.1818182%
----------------------------------- --------------------------- ----------------